UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 12, 2024

ATLASSIAN CORPORATION
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-37651	88-3940934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
350 Bush Street, Floor 13
San Francisco, California 94104
(Address of principal executive offices and Zip Code)
(415) 701-1110
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	TEAM	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On August 12, 2024, Atlassian Corporation (the “Company”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) by and among the Company, Atlassian US, Inc., an indirect subsidiary of the Company, as the borrower (the “Borrower” and together with the Company, the “Loan Parties”), Bank of America, N.A., as administrative agent, and the other lenders and letter of credit issuers party thereto, providing for a $750,000,000 senior unsecured revolving credit facility (the “new revolving credit facility”). The Credit Agreement amended and restated the Company’s existing Credit Agreement dated as of October 28, 2020, by and among the Loan Parties, Bank of America, N.A., as administrative agent, and the other financial institutions party thereto, as amended from time to time prior to such amendment and restatement.

The new revolving credit facility matures on August 12, 2029.

Borrowings under the new revolving credit facility will bear interest at a floating rate, which can be, at the Borrower’s option, either (a) Term SOFR (as defined in the Credit Agreement) plus an applicable margin ranging from 0.875% to 1.500% per annum or (b) Base Rate (as defined in the Credit Agreement) plus an applicable margin ranging from 0.000% to 0.500% per annum. The foregoing applicable margins shall be determined, in each case, based on the consolidated leverage ratio of the Company and its subsidiaries; provided, that for so long as the Company has one or more Debt Ratings (as defined in the Credit Agreement), the Borrower may, at its option, irrevocably elect to have the applicable margins determined based on the Company’s Debt Ratings instead of its consolidated leverage ratio.

In addition to paying interest on the outstanding principal under the new revolving credit facility, the Borrower will be required to pay (i) an unused line fee per annum of the average daily unused portion of the new revolving credit facility, (ii) a letter of credit fronting fee based on a percentage of the aggregate face amount of outstanding letters of credit, and (iii) certain other customary fees and expenses of the lenders and agents.

The Borrower may voluntarily repay outstanding loans under the new revolving credit facility at any time, without premium or penalty.

The Credit Agreement contains customary covenants, including, but not limited to, restrictions on the Company and its subsidiaries’ ability to merge and consolidate with other companies, dispose of all or substantially all assets, grant liens or other security interests on assets to secure any indebtedness for borrowed money, and with respect to the subsidiaries of the Company (other than the Borrower), incur indebtedness for borrowed money, in each case, subject to certain customary exceptions.

The Credit Agreement requires the maintenance of a consolidated leverage ratio as of the end of each fiscal quarter not to exceed 3.50 to 1.00. The consolidated leverage ratio financial covenant is subject to, at the Borrower’s election, a step-up to 4.50 to 1.00 with respect to fiscal quarters in which certain material acquisitions are consummated, and for a period of four fiscal quarters thereafter, subject to certain customary exceptions.

The foregoing summary of the terms of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the actual text of the Credit Agreement, which will be filed with the Company’s Annual Report on Form 10-K for the period ending on June 30, 2024.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATLASSIAN CORPORATION

Date:	August 13, 2024	By:	/s/ Joseph Binz
Joseph Binz
Chief Financial Officer